Listing Report:Supplement No. 36 dated Aug 21, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 288985
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.15%	Starting borrower rate/APR:	11.15% / 11.85%	Starting monthly payment:	$246.07

Auction yield range:	4.23% - 10.15%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.02%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Dec-1981	Debt/Income ratio:	14%
Credit score:	780-800 (Aug-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	10	Length of status:	1y 5m
Amount delinquent:	$0	Revolving credit balance:	$8,123	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	19%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	Wildcat80	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to pay off my two credit cards with a monthly balance.?

My financial situation:
I have excellent credit and would like to take advantage of that here at Prosper.? This will allow me to maintain an emergency fund and replace a few items in an upcoming move.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 349061
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,350.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.39%	Starting borrower rate/APR:	10.39% / 13.01%	Starting monthly payment:	$43.81

Auction yield range:	4.23% - 9.39%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	May-2000	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	13 / 12	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	28	Length of status:	1y 9m
Amount delinquent:	$0	Revolving credit balance:	$22,438	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	57%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	lemmon22	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay Off High Interest 76 Card
Purpose of loan:

This loan will be used to?pay off my high interest 76 Citi Credit Card (only $1350).? I have almost $6,000 in savings ($2,000?of it is in a CD), which will continue to grow.? I am educated (I have a B.S. in Biochemistry from UCLA), love money, and have NEVER been late on a payment!?

Monthly net income: $?2,000+

Monthly Expenses (TOTAL): $770
School loans: $?280??
Food, utility bills, etc.: $340
Car: PAID CASH
Rent: $0 (my fiance pays the mortgage; I pay for food, etc.)
Gas (for car): $150

Disposable income: $1,230+
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420013
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$318.08

Auction yield range:	17.23% - 24.00%	Estimated loss impact:	26.38%
Lender servicing fee:	1.00%	Estimated return:	-2.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Aug-1995	Debt/Income ratio:	45%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	1y 3m
Amount delinquent:	$0	Revolving credit balance:	$7,282	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	87%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	active-bazaar2	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to? accelerate my debt elimination goal.
My financial situation:
I am a good candidate for this loan because?I have a steady full time?job, as well as a history of making all of?my payments on-time and fullfilling my financial obligations.???

Monthly net income: $ 2200

Monthly expenses: $
??Housing: $?
??Insurance: $
??Car expenses: $ 311
??Utilities: $
??Phone, cable, internet: $ 50
??Food, entertainment: $50?
??Clothing, household expenses $
??Credit cards and other loans: $250?
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420759
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$14,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	28.00%	Starting borrower rate/APR:	29.00% / 31.36%	Starting monthly payment:	$586.68

Auction yield range:	17.23% - 28.00%	Estimated loss impact:	36.13%
Lender servicing fee:	1.00%	Estimated return:	-8.13%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Feb-1975	Debt/Income ratio:	Not calculated
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	5 / 4	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	23	Length of status:	0y 0m
Amount delinquent:	$14,767	Revolving credit balance:	$1,520	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	54%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	17	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	shepherd0	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off credit cards and other loan
Purpose of loan:
This loan will be used to pay off numerous credit cards and a loan for a new air conditioner we replaced last month.

My financial situation:
I am a good candidate for this loan because I now have ample income to pay back a loan. With SSI income included, my annual income is $47000.

Monthly net income: $ 3600

Monthly expenses: $
??Housing: $ 1688
??Insurance: $ 310 ????
??Car expenses: $ 600
??Utilities: $ 350
??Phone, cable, internet: $ 250
??Food, entertainment: $ 500
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 250
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420799
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.23%	Starting borrower rate/APR:	18.23% / 20.44%	Starting monthly payment:	$272.01

Auction yield range:	17.23% - 17.23%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Apr-1998	Debt/Income ratio:	43%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	12 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	3y 11m
Amount delinquent:	$0	Revolving credit balance:	$10,456	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	MYSTIKAL77	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	660-680 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	640-660 (Jul-2008) 640-660 (May-2008)
Principal balance:	$3,316.59	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
putting in a new kitchen
Purpose of loan:
This loan will be used to?putting new floors in two rooms of our house..?

My financial situation:
I am a good candidate for this loan because? we will have no problem paying it back.

Monthly net income: $ 38,00.00

Monthly expenses: $
??Housing: $ 1288.00
??Insurance: $
??Car expenses: $ 215.00
??Utilities: $ 75.00
??Phone, cable, internet: $ 135.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $
??Credit cards and other loans: $ 550.00
??Other expenses: $ 250.00 for the loan
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421219
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	18.99%	Starting borrower rate/APR:	19.99% / 22.23%	Starting monthly payment:	$278.69

Auction yield range:	17.23% - 18.99%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.07%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Feb-1988	Debt/Income ratio:	7%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	3	Total credit lines:	19	Length of status:	0y 11m
Amount delinquent:	$14,153	Revolving credit balance:	$3,893	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	75%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	18	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	generous-community	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Internet Marketing Business
Purpose of loan:
This loan will be used to leverage my new internet business to maximize my income stream and enable me to eliminate my debt as quickly as possible.

My financial situation:
I am a good candidate for this loan because I am passionate about my business and will stop at nothing in order to be successful.

Monthly net income: $4,106

Monthly expenses: $
??Housing: $1,288
??Insurance: $130
??Car expenses: $110
??Utilities: $135
??Phone, cable, internet: $130
??Food, entertainment: $375
??Clothing, household expenses $90
??Credit cards and other loans: $132
??Other expenses: $1,200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421225
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	28.99%	Starting borrower rate/APR:	29.99% / 32.37%	Starting monthly payment:	$254.68

Auction yield range:	11.23% - 28.99%	Estimated loss impact:	10.73%
Lender servicing fee:	1.00%	Estimated return:	18.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	May-2006	Debt/Income ratio:	Not calculated
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	9	Length of status:	3y 1m
Amount delinquent:	$0	Revolving credit balance:	$5,209	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	26%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	bill-spectacle	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Jewlery inventory
Purpose of loan:
This loan will be used to? help me build up my business by purchasing more jewlery so I will be able to recieve more clients

My financial situation:
I am a good candidate for this loan because? I am very responsable and capable of maintaing a good credit score
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421239
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Dec-1989	Debt/Income ratio:	11%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	3	Total credit lines:	24	Length of status:	11y 3m
Amount delinquent:	$863	Revolving credit balance:	$1,583	Occupation:	Professional
Public records last 12m / 10y:	0/ 3	Bankcard utilization:	79%	Stated income:	$100,000+
Delinquencies in last 7y:	13	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	brightest-suave-investment	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Trying to keep my job.
Purpose of loan:
This loan will be used to payoff credit cards and loans. If this is not done then I will lose my job.

My financial situation:
I am a good candidate for this loan, because I am willing to pay off in a 2 year period at a higher interest rate. Recently, my wife lost her job 2 1/2 years ago and has finally found employment. The problem is during that time we had to use everything we have to stay afloat with the children. Now that she is working we are paying down the debt we owe, but recently I fell behind on a credit card I need for work and if I can not pay it off by the end of the month I will lose my job. This loan will to pay off my credit cards as well as loans I have out. This will take over for the 600 I owe to credit cards and loans a month. This will wipe out all of my credit card and loan debt except for student loan that is deferred. All other expenses are a monthly debt that is ongoing. Mortgage, insurance, utilities, car payment, etc. will remain but all other debt with this loan wil be eliminated.?

Monthly net income: $ 6000 (I get a quarterly bonus which I have added into this total. The bonus is guaranteed. It averages net about 3000 a quarter)

Monthly expenses: $
Housing: $ 2950
Insurance: $ 400
Car expenses: $ 711
Utilities: $ 120
Phone, cable, internet: $ 150
Food, entertainment: $ 250
Clothing, household expenses $ 0
Credit cards and other loans: $ 600
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421243
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$18,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$814.25

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Sep-2005	Debt/Income ratio:	37%
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	7 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	0y 11m
Amount delinquent:	$0	Revolving credit balance:	$98	Occupation:	Student - College G...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	1%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	transparency-knickers	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
restaurant
Purpose of loan:
This loan will be used to?make a down payment for a restaurant

My financial situation:
I am a good candidate for this loan because?the restaurant made $82,660 net profit in 2008
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421249
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,850.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$219.39

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Oct-1989	Debt/Income ratio:	5%
Credit score:	600-620 (Aug-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	6	Total credit lines:	13	Length of status:	2y 1m
Amount delinquent:	$777	Revolving credit balance:	$62	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 3	Bankcard utilization:	10%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	databaseguy	Borrower's state:	NewHampshire	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 86% )	600-620 (Latest)
Principal borrowed:	$2,950.00	< mo. late:	2 ( 14% )	520-540 (Jun-2008) 520-540 (Nov-2007) 520-540 (Aug-2007) 520-540 (Jul-2007)
Principal balance:	$2,094.70	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Existing Prosper Loan - Credit +++

My financial situation:

Existing Prosper loan with reliable payment record.

Substantial disposable? income

Low DTI

Consistently improving credit

I?ve completed four IT certifications in the last year, and I want to complete four more in the next six months. I want to keep improving my skills to keep my income up and my job secure, while working on repairing my past credit problems.

Purpose of Loan:

??? Pay off?prior delinquencies?- $777
??? Career training - Oracle OCP certification $3000
????Career training - Red Hat Certified Technician certification $1073

Monthly net income: $ 5030

Monthly expenses:
????Housing: $ 900
????Insurance: $ 260 (Health & Auto)
????Car expenses: $ 140 (car paid off, just gas&oil)
????Phone, cable, internet: $ 145
????Food, entertainment: $ 425
????Clothing, household expenses $ 125
????IRS payment plan? $300
??? Existing Prosper loan $134?

Total expenses: ??? $ 2429

Amount remaining monthly to pay new Prosper loan: $ 2601

Thank you very much for reviewing my loan request!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421251
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,800.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$81.42

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	May-1996	Debt/Income ratio:	5%
Credit score:	600-620 (Aug-2009)	Current / open credit lines:	1 / 1	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	19	Length of status:	19y 8m
Amount delinquent:	$587	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 2	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	Christine0721	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 100% )	600-620 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	600-620 (Jul-2009) 560-580 (Jan-2008)
Principal balance:	$1,325.59	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Help Daughter with College Tuition
Purpose of loan:
This loan will be used to??purchase school books for my daughter

My financial situation:
I am a good candidate for this loan because? I have been employed with the same company for 19 years. i have always paid my bills as expected until the death of my husband and my daughters dad. After his death I had to file bankruptcy. All debt listed on my credit bureau was included in bankruptcy. My home was sold so the large loan listed in my credit bureau is paid in full. I have paid my current Prosper loan as agreed and my credit score has increased significantly. Also, my Bankruptcy will be paid off this November which is also paid as agreed.

Monthly net income: $ 2,556????

Monthly expenses: $
??Housing: $ 375.00????
??Insurance: $ 196.00
??Car expenses: $ 120.00
??Utilities: $ 240.00
??Phone, cable, internet: $ 135.00
??Food, entertainment: $ 300.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $ 0
??Other expenses: $ 125.00????
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421255
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 29.77%	Starting monthly payment:	$123.17

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-1999	Debt/Income ratio:	46%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	36	Length of status:	2y 0m
Amount delinquent:	$0	Revolving credit balance:	$610	Occupation:	Civil Service
Public records last 12m / 10y:	1/ 1	Bankcard utilization:	11%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	5	Homeownership:	No
Inquiries last 6m:	1
Screen name:	coin-lionheart8	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Purchase A New Enclosed Trailer
Purpose of loan:
This loan will be used to purchase a new 6X10 enclosed trailer to take my chainsaw carvings, which is my hobby, to flea markets, which I do now, but I am limited on space, and because I am limited on the few carvings I can take I usually sell out in the first 2 hours, and with the ability of purchasing a new enclosed trailer I will be able to take much more carvings to sell which will give me the ability to sell much more of my artwork,? therefore making more money.

My financial situation:
I am a good candidate for this loan because between myself and my husbands income of $5200.00 take home a month and along with the income from?the sale of my carvings, I feel that I am?in at a great financial position to fufill my obligation to pay off the requested loan amount of $3000.00?

Monthly net income: $ 5200.00 combined income of myself and my husband

Monthly expenses: $
??Housing: $ 1900
??Insurance: $ 200
??Car expenses: $150
??Utilities: $ 135
??Phone, cable, internet: $ 120
??Food, entertainment: $ 150
??Clothing, household expenses $ 100
??Credit cards and other loans: $900
??Other expenses: $ 150
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421257
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Oct-1994	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	8 / 8	Employment status:	Self-employed
Now delinquent:	1	Total credit lines:	33	Length of status:	0y 6m
Amount delinquent:	$228	Revolving credit balance:	$6,600	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	5
Screen name:	DivinePurpose1013	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Leap of Faith
This loan will be used to? Help cover monthly expenses until my new career takes off.

Purpose of loan:

February 2009, at a time when most people were doing everything they could to hold on to a job? I walked away from my VP of Marketing and Communications position. The last 10 years of my life have been marked with tremendous growth, and it was time to move on towards my true purpose in life. I?ve overcome tremendous adversity in my life including severe abuse and an addiction to meth that lasted for almost 15 years. (My full bio is on my Website www.WheelOffTheWagon.com) I am honored to be a co-author in the best selling series ?Wake Up?Live the Life You Love: Bouncing Back with Brian Tracy, Dr. Wayne Dyer, and several other inspiring authors. This book comes out in September 2009 and is the first step in getting my story out to the world. I am working on my memoir, and starting up a speaking/training business to help women and youth. I spent the last 4 years teaching change at major organizations and want to bring that message to a new audience. I currently volunteer at a domestic violence shelter and I will be speaking to a group of women weekly at a drug treatment program in my area.

I?ve been called to step out of my comfort zone and take a leap of faith. I?m so blessed to have a family that supports me, and my two beautiful, strong daughters are who keep pushing me to continue on with this dream. They see how far we have come and because of this, they also see a prosperous future.? This listing is being posted knowing that someone has been called to help me on this journey. We all have a purpose in life and this is mine.

God Bless and Much Love.

My financial situation:
I have a credit score of 705 with NO late payments on any of my accounts.
I am a good candidate for this loan because?I have money coming in and a strong credit history with no late payments

Monthly net income: $ 6000

Monthly expenses: $
??Housing: $ 3000
??Insurance: $ 200
??Car expenses: $ 1400
??Utilities: $ 300
??Phone, cable, internet: $ 200
??Food, entertainment: $ 400
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 300
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421261
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Aug-2002	Debt/Income ratio:	5%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	11	Length of status:	0y 9m
Amount delinquent:	$0	Revolving credit balance:	$12,027	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	100%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	bold-sturdy-integrity	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating Debt and Home Repair
Purpose of loan:
This loan will be used to consolidate my loans and to make a few home repairs.

My financial situation:
I am a good candidate for this loan because I am a Federal employee and I also own a rental home that makes a profit after paying the mortgage. I also have a roommate to add to my income and will also add another if it is needed. I live in a 3 bedroom single family home with a full basement, so we have the room. I also receive $1200 a month in child support. I am not a shopper and am just in a tight bind because my home got dinged by my housing association and I had to make a few thousand dollars in repairs. I will also begin receiving a housing allowance from by Post-9/11 GI bill that will pay me $1900 a month for housing beginning in late September-early October. Thank for your consideration!

Monthly net income: $ 6500

Monthly expenses: $
??Housing: $ 3900
??Insurance: $ 150
??Car expenses: $ 100?(I commute into DC, so I don't drive much.)
??Utilities: $ 350
??Phone, cable, internet: $ 100
??Food, entertainment: $?200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 430
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421267
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$74.33

Auction yield range:	17.23% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Apr-1992	Debt/Income ratio:	3%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	3	Length of status:	0y 11m
Amount delinquent:	$0	Revolving credit balance:	$690	Occupation:	Engineer - Electric...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	80%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	wampum-processor	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a car
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 4087

Monthly expenses: $?2320
??Housing: $ 900
??Insurance: $?65
??Car expenses: $ 375
??Utilities: $?75
??Phone, cable, internet: $ 205
??Food, entertainment: $?325
??Clothing, household expenses $ 375
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421281
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	10.38%	Starting borrower rate/APR:	11.38% / 13.50%	Starting monthly payment:	$82.30

Auction yield range:	4.23% - 10.38%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Dec-1988	Debt/Income ratio:	9%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	11	Length of status:	6y 7m
Amount delinquent:	$0	Revolving credit balance:	$2,441	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	60%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	7	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	jonka	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	700-720 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	740-760 (Apr-2008)
Principal balance:	$1,724.99	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
roof repair
Purpose of loan:
This loan will be used to repair a leaking roof on our house

My financial situation:
I am a good candidate for this loan because my monthly bills are not high and i would rather pay interest to prosper lenders than the bank.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421287
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	11.38%	Starting borrower rate/APR:	12.38% / 14.52%	Starting monthly payment:	$233.77

Auction yield range:	4.23% - 11.38%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	9.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jul-1987	Debt/Income ratio:	8%
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	0y 2m
Amount delinquent:	$0	Revolving credit balance:	$77,008	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	73%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	compassion-yoga	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Biotech Lab Equipment
Purpose of loan:
I am the controller at a great startup company that buys used laboratory equipment as labs close down or find themselves with unused equipment. I have the opportunity to personally invest directly in equipment, maintain a lien on it until sold, and keep a very close watch on the books. The company is in need of?money to buy more labs so I have been offered a 20% return on timeframes I expect to be 1-3 months.?Your loan?is a loan to me and I expect returns of 100% APR before my borrowing costs. On 8/20 I bought?an HPLC nano system?and I can get you a good deal if you would like to buy it. :)

We buy at very low prices, refurbish, provide warranties, and resell to biotech and renewable energy companies, universities, and high tech researchers. In the current economic climate there is high motivation to save 50% or more on buying equipment for their labs.

My financial situation:
I have an MBA in finance from the University of Chicago and 30 years of experience in consulting, trading, and management. Until?recently I co-owned a childcare center for 10 years before opening this latest chapter of my business life. I have 2 brilliant daughters who are seniors in high school and college. I am doing this to help finance their educations. As a financial professional it is very important for me to be certain of making timely payments to you.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421291
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,999.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	11.38%	Starting borrower rate/APR:	12.38% / 14.52%	Starting monthly payment:	$267.14

Auction yield range:	4.23% - 11.38%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	9.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1993	Debt/Income ratio:	50%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	7y 2m
Amount delinquent:	$0	Revolving credit balance:	$53,431	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	59%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	TurboPitboss	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 94% )	700-720 (Latest)
Principal borrowed:	$11,000.00	< mo. late:	1 ( 6% )	680-700 (Feb-2008)
Principal balance:	$6,443.69	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
New Camera for Business
Purpose of loan:
This loan will be used to expand Photography Business @ Fstopnightlife.com.

My financial situation:
Every month I am securing more and more new clients. I need this loan to keep up with demand for bookings and equipment expenses.

Monthly net income:?Business is grossing over $3000 in income, expected increase in the next few months of 5-20%.

Please check out the website @ www.fstopnightlife.com. This is a legitimate opportunity to help expand a small business.

Thanks.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421297
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 29.77%	Starting monthly payment:	$164.23

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Feb-1980	Debt/Income ratio:	16%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	11 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	42	Length of status:	30y 4m
Amount delinquent:	$0	Revolving credit balance:	$78,708	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	sublime-generosity	Borrower's state:	NewHampshire	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Daughter's VT Wedding
Purpose of loan:
This loan will be used to pay some expenses for my Daughter's wedding in VT on 9/12/09.

My financial situation:
I am a good candidate for this loan because I always pay my bills on time and have never defaulted on a loan.? I have funds to cover these costs in my company savings plan, but they are only accessible in smaller monthly withdrawals.? I plan to use these funds to repay this loan.

Monthly net income: $ 8,000

Monthly expenses: $
??Housing: $ 3,000
??Insurance: $ 120
??Car expenses: $ 300
??Utilities: $ 500
??Phone, cable, internet: $ 250
??Food, entertainment: $ 400
??Clothing, household expenses $?100
??Credit cards and other loans: $ 2000
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421305
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	24.61%	Starting borrower rate/APR:	25.61% / 27.92%	Starting monthly payment:	$260.54

Auction yield range:	8.23% - 24.61%	Estimated loss impact:	9.09%
Lender servicing fee:	1.00%	Estimated return:	15.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jun-1992	Debt/Income ratio:	50%
Credit score:	780-800 (Aug-2009)	Current / open credit lines:	18 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	64	Length of status:	0y 7m
Amount delinquent:	$0	Revolving credit balance:	$22,090	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	55%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	6
Screen name:	credit-turtle1	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New kitchen cabinets
Hello.?
Thank you for considering me for a loan.?
This loan is for kitchen cabinets.? We are remodeling our kitchen.? We already have the granite and the appliances and just need to get the cabinets.?
We?ve lived in our home for 9 years and have made improvements every year.? This year is the kitchen remodel.? We are doing the majority of the work ourselves to save money.? My credit score is 703.? I always pay my bills on time and have never ever been late.? I know how important my credit score is and will let nothing jeopardize it and I do whatever it takes to make sure my payments continue to be on time.? ?I just received my masters in tax and have a secure job.? My fianc? also has a very secure job.? We could use credit cards to pay for the cabinets but we are paying them down and want to have them paid off as soon as possible. Our monthly gross income is $8,917 and our household expenses including mortgage, insurance, car payment, utilities, food and credit card debt is about $5,685.? We have looked into applying for a bank loan but because my fianc??s credit is bad due to a messy divorce, the banks only look at my income and do not include my fianc??s income so my income to debt ratio looks really high.? We are cleaning up my fianc??s credit but it doesn?t happen overnight so we are turning to the Prosper family in hopes that you can help us.?
Any assistance you can offer is greatly appreciated.? Thank you!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421309
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.23%	Starting borrower rate/APR:	18.23% / 20.44%	Starting monthly payment:	$544.02

Auction yield range:	17.23% - 17.23%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jan-1987	Debt/Income ratio:	16%
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	11 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	0y 10m
Amount delinquent:	$0	Revolving credit balance:	$151,761	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	94%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	currency-equinox	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Make attic a bedroom
Purpose of loan:
This loan will be used to convert my attic into my bedroom. I bought a 2 bedroom condo and gave the 2 bedrooms to my children and am currently sleeping in the loft.?

My financial situation:
I am a good candidate for this loan because I have a large amount of equity in my townhouse and have excellent credit.?I had stable employment and a great job.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421321
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 29.77%	Starting monthly payment:	$123.17

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Mar-1996	Debt/Income ratio:	30%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	10 / 9	Employment status:	Retired
Now delinquent:	0	Total credit lines:	32	Length of status:	2y 8m
Amount delinquent:	$0	Revolving credit balance:	$11,368	Stated income:	$50,000-$74,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	56%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	courageous-rate	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off some small bills
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 4975.00

Monthly expenses: $
??Housing: $ 965.00????
??Insurance: $ included
??Car expenses: $ 315.00 shared expense
??Utilities: $ 30.00 electric
??Phone, cable, internet: $ 150.00
??Food, entertainment: $ 100.00
??Clothing, household expenses $ 40.00
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421357
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Jun-1976	Debt/Income ratio:	75%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	6 / 6	Employment status:	Retired
Now delinquent:	0	Total credit lines:	20	Length of status:	3y 1m
Amount delinquent:	$0	Revolving credit balance:	$47,962	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	7
Screen name:	kerirob	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help a Mother Help Her Daughter
This loan will help my daughter w/ her divorce; pay for the atty, her ? of the joint accts, & give her a small amt to help get back on her feet.Essentially she?s been left w/ nothing, & she?s trying to be independent instead of moving back in w/ us.
She & her husband had financial difficulty a few yrs ago. They?ve been paying, but their credit suffered, hence why I?m applying.In 7/06, after 25yrs as a travel agent, I had a massive stroke leaving me unable to work.My husband & I both receive SSI. My daughter works 3 jobs & will be paying this loan, but WE will be guaranteeing it. It will be paid out of our acct.
My income: $1,100
Spouse: $1,400Daughter: $2,400
Total: $4,900/moEXPENSES: $1,950
Mtg: $1,300
HFC: $250
Cable: $60
Power/Heat: $110
Food: $100
Ins: $80
I will have $600/mo to make pmts should my daughter default. DAUGHTER?S EXPENSES: $1,635
She?ll have $765/mo to make pmts.I believe that a mother should be able to care for her child.My daughter has left a difficult marriage, had a messy divorce, & is struggling to get back on her feet. Please help me help her.
Thank you for looking at my request.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421475
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	B
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	16.03%	Starting borrower rate/APR:	17.03% / 19.23%	Starting monthly payment:	$249.67

Auction yield range:	6.23% - 16.03%	Estimated loss impact:	5.28%
Lender servicing fee:	1.00%	Estimated return:	10.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Mar-2000	Debt/Income ratio:	50%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	12 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	8y 3m
Amount delinquent:	$0	Revolving credit balance:	$29,503	Occupation:	Nurse's Aide
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	73%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	elated-peace4	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PAYOFF CREDIT CARDS
Purpose of loan:
This loan will be used to payoff high rate credit card. ????

My financial situation:
I am a good candidate for this loan because I have good credit history.? Mine and my husband's Social Security income are additional sources of income.? We are not paying rent as we are living with our daughter.?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421481
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	23.00%	Starting borrower rate/APR:	24.00% / 26.29%	Starting monthly payment:	$588.49

Auction yield range:	17.23% - 23.00%	Estimated loss impact:	19.32%
Lender servicing fee:	1.00%	Estimated return:	3.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Aug-1999	Debt/Income ratio:	44%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	7 / 5	Employment status:	Retired
Now delinquent:	0	Total credit lines:	17	Length of status:	17y 11m
Amount delinquent:	$0	Revolving credit balance:	$11,559	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	84%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	precious-yield	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying debts/invest in my business
Purpose of loan:
This loan will be used to payoff my debt and invest in my courier service business.? My goal is to have my debt paid off and expand my business so that my kids can take it over in 3-5 years.????

My financial situation:
I am a good candidate for this loan because I pay my bills on time and am a very responsible person.? I took early retirement from the post office in 1991 and now have a courier service business.? In addition to my retirement income (civil service)?of? $3020/month, I also earn over $5000/month from the courier service.?? My debt to income ratio is not completely accurate as I entered?only my retirement income.? This does not include the income I make on the?courier service.? I am a licensed sole proprietorship.? ?I have a stable contract with a large company plus various smaller ones.? I have an IRA account and am contributing to college plans for my grandkids.? I would like to keep this money set aside for my kids.? I would like to have my debt paid off and acquire some new clients over the next 3 years and then be able to hand my business over to my kids in 3-5 years.? I have minimal expenses other than my credit cards.? My vehicle $315/month and housing (manufactured home in a retirement community) $418/month.?? I have sufficient income to more than cover all of my expenses and believe this is a safe investment for you.? I am not sure why my rating is low, other than I was not able to include both my self employment income and retirement income.? Please consider my loan as it is a stepping stone for my and my family's future.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421493
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,750.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	24.15%	Starting borrower rate/APR:	25.15% / 27.46%	Starting monthly payment:	$149.40

Auction yield range:	14.23% - 24.15%	Estimated loss impact:	15.09%
Lender servicing fee:	1.00%	Estimated return:	9.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	May-1978	Debt/Income ratio:	37%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	9 / 8	Employment status:	Retired
Now delinquent:	0	Total credit lines:	26	Length of status:	14y 3m
Amount delinquent:	$0	Revolving credit balance:	$1,750	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	60%
Delinquencies in last 7y:	24	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	bluestar148	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	14 ( 100% )	640-660 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	620-640 (Jul-2009) 600-620 (May-2008) 600-620 (Apr-2008) 580-600 (Mar-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
NO DQ! 2nd Prosper Loan Build Crdt
Purpose of loan:
This loan will be used to? purchase a new chain saw and log splitter, winter is coming!
My financial situation:
I am a good candidate for this loan because? this will be the 2nd loan I will have taken on Prosper.?
Expect timely payment and possibly early payback. I will be able to sell firewood to help my income to pay this back.

Monthly expenses: $
??Housing: $ 943
??Insurance: $ 75
??Car expenses: $ 382
??Utilities: $ 200
??Phone, cable, internet: $ 182
??Food, entertainment: $?250
??Clothing, household expenses $ 65
??Credit cards and other loans: $?36
??Other expenses: $ Prosper Loaned out?$0.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421523
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,700.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	28.07%	Starting borrower rate/APR:	29.07% / 31.43%	Starting monthly payment:	$281.02

Auction yield range:	14.23% - 28.07%	Estimated loss impact:	15.28%
Lender servicing fee:	1.00%	Estimated return:	12.79%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Nov-1997	Debt/Income ratio:	14%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	8y 5m
Amount delinquent:	$0	Revolving credit balance:	$5,810	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	74%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	7	Homeownership:	No
Inquiries last 6m:	0
Screen name:	bountiful-contract	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to to consolidate my credit cards due to the fact that the interest rates went from 8.99% to 28% and from 9% to 24% and I believe this is very unfair and the credit card companies will not work with me although I have never been late.

My financial situation:
I am a good candidate for this loan because? I am current with my outstanding loans and I have been with my?employer for 8 1/2?years and?my previous employer 6 1/2 years.?

Monthly net income: $ 3,500

Monthly expenses: $
??Housing: $ 1,500
??Insurance: $ 120
??Car expenses: $?250
??Utilities: $ 200
??Phone, cable, internet: $?150
??Food, entertainment: $ 150
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421529
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	11.48%	Starting borrower rate/APR:	12.48% / 14.62%	Starting monthly payment:	$836.10

Auction yield range:	3.23% - 11.48%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	9.97%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Dec-1986	Debt/Income ratio:	43%
Credit score:	800-820 (Aug-2009)	Current / open credit lines:	8 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	11y 3m
Amount delinquent:	$0	Revolving credit balance:	$313	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	1%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	p2p-cherry	Borrower's state:	Idaho	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Expansion
Purpose of loan:
This loan will be used to help expand our business in cell phones. We have an opportunity to purchase an existing store. This opportunity came up much sooner than expected and we are unable to use traditional methods of financing. The store is in a great location and has been there for five years. Monthly expenses have averaged about $8000 and monthly profits $8700.? We manage the store ourselves instead of paying a manager, which should help reduce expenses, thereby increasing profits. This is also the best time of year to operate a communications store, as traditionally August through January are the best months for cell phones and accessories. We anticipate growth immediately as we have several years of experience in this?industry. The $25,000 loan will fund the purchase of?the business; updating of fixtures and existing signs; and working capital.??
My financial situation:
This is a family owned business. Our son and daughter in law are the main operator/managers. My wife and I continue to work other jobs so as not to drain resources. This gives us an income to help continue to pay debt while the store becomes more profitable. We are a good risk because we pay all of our bills on time and our only personal debt is for our home.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421571
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	12.38%	Starting borrower rate/APR:	13.38% / 15.53%	Starting monthly payment:	$406.53

Auction yield range:	4.23% - 12.38%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	10.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Dec-1985	Debt/Income ratio:	41%
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	17 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	58	Length of status:	1y 2m
Amount delinquent:	$0	Revolving credit balance:	$23,132	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	66%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	wise-enterprising-marketplace	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to?? Eliminate revolving debt and replace with 1 monthly payment.

My financial situation:
I am a good candidate for this loan because? I have stable employment and does my wife.??I am also an officer in the US Navy Reserve.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421577
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	23.95%	Starting borrower rate/APR:	24.95% / 27.26%	Starting monthly payment:	$178.80

Auction yield range:	8.23% - 23.95%	Estimated loss impact:	7.07%
Lender servicing fee:	1.00%	Estimated return:	16.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-1986	Debt/Income ratio:	43%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	34 / 31	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	52	Length of status:	7y 11m
Amount delinquent:	$0	Revolving credit balance:	$116,483	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	93%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	GeeForce	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	680-700 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	0 ( 0% )	680-700 (Jul-2009) 660-680 (Oct-2008) 660-680 (Sep-2008) 680-700 (Nov-2007)
Principal balance:	$4,969.72	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
Paying off credit cards
Purpose of loan:
This loan will be used to pay off several of my lower balance revolving credit cards that have high interest rates.

My financial situation:
I am attempting to lower my?payments by consolidating some lower balance credit cards. This loan will allow me to pay them off and reduce my monthly expediture.
Monthly net income: $ 7600

Monthly expenses: $
??Housing: $ 650
??Insurance: $ 90
??Car expenses: $ 120
??Utilities: $ 150
??Phone, cable, internet: $ 180
??Food, entertainment: $ 250
??Clothing, household expenses $ 120
??Credit cards and other loans: $ 3000
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421601
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.2%

Starting lender yield:	21.58%	Starting borrower rate/APR:	22.58% / 24.85%	Starting monthly payment:	$962.28

Auction yield range:	8.23% - 21.58%	Estimated loss impact:	6.71%
Lender servicing fee:	1.00%	Estimated return:	14.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Mar-1989	Debt/Income ratio:	16%
Credit score:	800-820 (Aug-2009)	Current / open credit lines:	10 / 7	Employment status:	Retired
Now delinquent:	0	Total credit lines:	26	Length of status:	11y 3m
Amount delinquent:	$0	Revolving credit balance:	$323	Stated income:	$75,000-$99,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	1%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	payment-champion8	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Helping Son Expand His Business
Purpose of loan:
This loan will be used to help my son expand his business

My financial situation:
I am a good candidate for this loan because I have a?outstanding credit score and have always paid my bills on time.

Hello. My son Steven and his wife Michelle have started a business. They have thus far funded this with money that his wife received when her father passed away. They have been very lucky and have been able to employees that are?very talented people that came on board with much lower pay. They did so because they know that once it grows they will be rewarded. The company has now taken off and needs additional funding to?take on the larger projects.

The company is an outsourcing company. The hire Virtual Assistants to work on projects as well as they have a call center that is being set up for new clients that want to outsource customer service. They have 3 very large requests for call center agents and need funding to be able to hire more employees.?

They have tried to?find?investors and have had many people interested. However those investors want a large part of the company. They?do not want to give such a large part of what they have worked so hard to create.?

If?we could just get this loan?combined with what they still have in their?own personal funds, it would allow them to take those new contracts and bring them to a positive cash flow!? The new contracts are for a term of a year and gross 80,000 each month. The clients are billed every 30 days.

I really would love to be able to help my son do this without him having to be forced to bring on a partner. I thank you so much for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421613
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	B
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	15.03%	Starting borrower rate/APR:	16.03% / 18.21%	Starting monthly payment:	$140.69

Auction yield range:	6.23% - 15.03%	Estimated loss impact:	5.26%
Lender servicing fee:	1.00%	Estimated return:	9.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Nov-2001	Debt/Income ratio:	14%
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	8	Length of status:	2y 0m
Amount delinquent:	$0	Revolving credit balance:	$3,508	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	20%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	south585	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Restructuring Debt
Purpose of loan:
This loan will be used to restructure two loans that are about to change from no interest before they start accruing interest. The two loans were 1. new roof and 2. new appliances.

My financial situation:
I am a good candidate for this loan because I have always paid my loans and credit cards on time. I am a project manager with a growing company in an industry that has not been significantly affected by the economy. I pay off my credit cards every month, I do not leave them with balances. I recently purchased a house which needed a new roof and appliances. Neither of those two items were allowed to be included in the home loan, so I had to take separate loans for them.They are no-interest to start and soon they will begin to accrue interest.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421619
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	11.38%	Starting borrower rate/APR:	12.38% / 14.52%	Starting monthly payment:	$166.98

Auction yield range:	4.23% - 11.38%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	9.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-1994	Debt/Income ratio:	12%
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	7y 2m
Amount delinquent:	$0	Revolving credit balance:	$8,111	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	58%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	10	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	bill-quark	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off Surgery bill
Purpose of loan:
This loan will be used to?

Pay off our Care Credit Account thru GE Money Bank.? We have used our credit cards very little over the past two years and have been working at paying them off. We took this loan only because our daughter needed surgery and our insurance would not cover it.

I am a good candidate for this loan because?

My wife and I are very stable.? She has owned and operated a child-care business for the past 20 years and I have been with my current employer for almost 7 years but in the same industry for 10 years. We pay our bills on time and we are working hard at paying down our debt.? We do not have any auto loans, both vehicles are paid for. Our monthly income is $5,800.00 and our expenses are $5,000.00 We have every intention of paying back our loan on time and in full. We would really appreciate your consideration in giving us a loan, that will both; be better for us and a safe investment for you.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 416988
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 31.39%	Starting monthly payment:	$41.06

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Dec-1982	Debt/Income ratio:	21%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	11 / 10	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	60	Length of status:	25y 7m
Amount delinquent:	$3,135	Revolving credit balance:	$537	Occupation:	Clerical
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	5%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	2	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	LINEFIVE	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	11 ( 100% )	680-700 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	660-680 (Aug-2008) 660-680 (Jun-2008) 700-720 (Dec-2007)
Principal balance:	$758.51	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
BUILD BACK CREDIT
Purpose of loan:
This loan will be used to? REBUILD MY CREDIT AFTER CHAPTER 7 DISCHARGE DUE TO DIVORCE.? JUST GOT LOAN MODICATION TO HELP ME NOW AND WOULD LIKE TO?CLEAR TWO SECURED CARDS THAT I USED TO BUILD MY CREDIT ALSO,?BUT DON'T LIKE THEM.? ALSO NO CAR PAYMENT NOW.

My financial situation:
I am a good candidate for this loan because? I ALWAYS HAD EXCELLENT CREDIT UNTIL THIS HAPPENED TO ME.

Monthly net income: $ 1800 (PLUS OVERTIME)

Monthly expenses: $
??Housing: $?707
??Insurance: $ 87
??Car expenses: $0
??Utilities: $ 100
??Phone, cable, internet: $ 140
??Food, entertainment: $?50
??Clothing, household expenses $ 0
??Credit cards and other loans: $?480
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 420498
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,300.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$104.04

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jan-1976	Debt/Income ratio:	33%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	8 / 7	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	33	Length of status:	4y 1m
Amount delinquent:	$0	Revolving credit balance:	$3,313	Occupation:	Teacher
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	99%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	8	Homeownership:	No
Inquiries last 6m:	0
Screen name:	movingirl	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	40 ( 95% )	680-700 (Latest)
Principal borrowed:	$5,200.00	< mo. late:	2 ( 5% )	660-680 (Jan-2008) 660-680 (Jul-2007)
Principal balance:	$2,302.60	1+ mo. late:	0 ( 0% )
Total payments billed:	42
Description
Credit Cards
Purpose of loan:I plan to use this loan to pay off my existing credit card balances, and to help me with expenses until paychecks start coming in again (September 11). I will be substitute teaching this year and working in an after school program for at-risk students. Monthly expenses: Housing: $ 575.00
? Insurance: $50.00
? Car expenses: $ 50.00
?? Utilities: $100.00
?? Phone, cable, internet: $50.00 Food, entertainment: $ 200.00
?? Clothing, household expenses $40.00
?? Credit cards and other loans: $245.00
??Other expenses: $25.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421206
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	20.50%	Starting borrower rate/APR:	21.50% / 23.76%	Starting monthly payment:	$189.66

Auction yield range:	4.23% - 20.50%	Estimated loss impact:	2.19%
Lender servicing fee:	1.00%	Estimated return:	18.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1971	Debt/Income ratio:	Not calculated
Credit score:	740-760 (Jul-2009)	Current / open credit lines:	15 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	32	Length of status:	1y 5m
Amount delinquent:	$0	Revolving credit balance:	$58,528	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	48%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	10	Homeownership:	No
Inquiries last 6m:	0
Screen name:	goodhearted-order	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
We have customers waiting
Purpose of loan:
This loan will be used to? Start a new division in my sons existing vitamins and nutritional supplement business, in this division we will specialize in the senior market. I will become a partner in this part of the business. I currently participate in 15 senior health fairs and the product will also be offered on-line. The funds will be used for additional inventory and marketing.

My financial situation:
I am a good candidate for this loan because?I have good credit and I pay my bills on time. The delinquencies happen when I was out of work. I have always been in sales on straight commission. I start a new position in 3 weeks and my base is over 31K plus commission and I have over 16 years of experience in the field. I plan to use the earnings to repay the loan and build the business.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421222
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$14,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.25%	Starting borrower rate/APR:	18.25% / 20.46%	Starting monthly payment:	$507.89

Auction yield range:	17.23% - 17.25%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Apr-2003	Debt/Income ratio:	31%
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	12	Length of status:	6y 3m
Amount delinquent:	$0	Revolving credit balance:	$10,200	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	Powers19	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	740-760 (Latest)
Principal borrowed:	$12,500.00	< mo. late:	0 ( 0% )	660-680 (Dec-2007)
Principal balance:	$6,679.42	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
Payoff Taxes and Prosper Loan 24%
Purpose of loan:
This loan will be used to?
-Payoff IRS Taxes.?$7200?Currently paying $750 mo. with 40% going to interest\penalty ! Feels like a losing battle
-Also will payoff current Prosper loan at 24% $490 / mo? $6700
My financial situation:
I am a good candidate for this loan because?
Excellent monthly income . NEVER been late\delinquent EVER.?No Collections EVER?I have incredible respect for my credit profile ! This loan will be paid within 8-12 months in full. Healthy 401k with a 4K in savings

Monthly net income: $ 8000

Monthly expenses: $
??Housing: $ 1850
??Insurance: $ 130????????
??Car expenses: $780
??Utilities: $?200
??Phone, cable, internet: $?125
??Food, entertainment: $?200
??Clothing, household expenses $?75
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421228
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	10.16%	Starting borrower rate/APR:	11.16% / 14.75%	Starting monthly payment:	$32.81

Auction yield range:	3.23% - 10.16%	Estimated loss impact:	0.61%
Lender servicing fee:	1.00%	Estimated return:	9.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Oct-1986	Debt/Income ratio:	6%
Credit score:	780-800 (Aug-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	31	Length of status:	0y 7m
Amount delinquent:	$596	Revolving credit balance:	$104,045	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	37%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	ajpick	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	13 ( 100% )	780-800 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	740-760 (Nov-2007) 720-740 (May-2007) (Mar-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
paying off high interest card
Purpose of loan????????
I need to pay off high interest line of credit. Rather a human being make interest instead of giant faceless bank
My financial situation:
I live well below my means. I make great income. When I borrow money from people I pay it back.?????

Monthly net income: $
6800????
Monthly expenses: $
??Housing: $ 757????
??Insurance: $ 89????
??Car expenses: $ 100????
??Utilities: $ 200????
??Phone, cable, internet: $ 190
??Food, entertainment: $ 1000
??Clothing, household expenses $ 500????
??Credit cards and other loans: $ 500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421234
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Jul-1994	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	11 / 9	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	40	Length of status:	19y 7m
Amount delinquent:	$0	Revolving credit balance:	$9,511	Occupation:	Teacher
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	42%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	77	Homeownership:	No
Inquiries last 6m:	5
Screen name:	neighborly-power3	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Experienced New Daycare Center
Purpose of loan:
This loan will be used to?Start my 4th successful Daycare Center in Ocala, Fl

My financial situation:
I am a good candidate for this loan because? I have experience in building Daycare Centers

Monthly net income: $ 20,000

Monthly expenses: $
??Housing: $ 1400
??Insurance: $ 250
??Car expenses: $ 350?
??Utilities: $ 300????
??Phone, cable, internet: $ 200
??Food, entertainment: $ 500
??Clothing, household expenses $ 500
??Credit cards and other loans: $ 250
??Other expenses: $ 500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421236
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Oct-1989	Debt/Income ratio:	33%
Credit score:	620-640 (Jul-2009)	Current / open credit lines:	11 / 11	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	29	Length of status:	17y 3m
Amount delinquent:	$308	Revolving credit balance:	$1,830	Occupation:	Tradesman - Mechani...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	59%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	14	Homeownership:	Yes
Inquiries last 6m:	5
Screen name:	ck8243	Borrower's state:	Indiana	Borrower's group:	1st and BEST for Loans
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 87% )	620-640 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	2 ( 13% )	640-660 (Apr-2008) 560-580 (Feb-2008) 540-560 (Jan-2008) 540-560 (Dec-2007)
Principal balance:	$2,128.12	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Consoldiate Construction Bills
Last time it took me several listings to get fully-funded but the Propser community finally believed in me, and I am hoping that it will happen again for me and my family.? I have made the renovations that I needed to make on my home so that my Mother-in-law could move in.? I have also fixed the well/septic that I needed to fix.? I had to do this on borrowed funds from family and friends and I would like the ability to pay them back and carry the debt myself, which is why I am applying for this loan from Prosper.? I have reduced the amount by $2,000 as I was able to payoff some of the loans myself.

As you will see from my history these payments have been made timely and I have not been deliquent. The two?payments that are showing less than 30 days late were due to a bank posting issue and the payments were corrected within twenty fours hours.??

Below is our current budget, as you can see we will have no problem taking on the new prosper payment if we are fully funded.?I have been with the same employer for seventeen years, and our household income last year was $141,000.00.??

Thank you for taking the time to review my listing.? I hope I earn your trust, and we are able to do business together.

Budget
House $1,190.00
Trailer Payment $229.95
Truck Payment $460.00
Insurance-Cars/Life $535.14
Utilities/and phone bills: $629.00
GMAC-2nd Mortgage $225.82
Credit Cards: $150.00
Cobalt Payment $285.00
Prosper Payment: $260.00-Includes new payment if funded

Total Monthly Bills with loan: $3,965.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421248
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	B
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	16.00%	Starting borrower rate/APR:	17.00% / 19.20%	Starting monthly payment:	$160.44

Auction yield range:	6.23% - 16.00%	Estimated loss impact:	5.28%
Lender servicing fee:	1.00%	Estimated return:	10.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1997	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	14 / 13	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	25	Length of status:	1y 3m
Amount delinquent:	$0	Revolving credit balance:	$67,001	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	67%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	rickeyfan	Borrower's state:	Vermont	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help Small Business Add Employee
Purpose of loan:
This loan will be used to increase my advertising budget for my internet marketing business. I currently spend on average $3,000 per month for advertising with gross sales of around $5500 per month. I am looking to double my monthly advertising budget which will also double my monthly gross sales to around $11,000 per month.

My financial situation:
I live in a very small community in Vermont. Jobs are hard to come by and when you have one you don't give it back. I was laid off from my job of 16 years over 2 years ago and found it very difficult to get another. Most of my revolving debt was used to keep my family together and survive. Moving wasn't an option either. There is no excuse for the amount of debt I accumulated, but I had to do it to support my family.

I finally got tired of not finding a job and decided it was time to start my own business. I have always paid my bills on time and more than the minimum required. Due to the nature of todays economy, and the tightening of banks lending practices (thanks B of A and all others who took my money and then won't help me!!) I find myself unable to get a small loan. The only thing they did for me lately was lower my credit limits and make my chance of ever getting another loan worse. That is why I am looking to Prosper.

I am a good candidate for this loan because I have a proven business model that just needs a little more cash infusion to help increase sales. I can currently pay all financial obligations with my current monthly sales. Getting this one-time small loan will really help to give me some financial breathing room and help to add an employee to my company. Below is a monthly budget..

Advertising - $3000
Revolving Debt - $1500
Misc Business Expenses - $500
Total expenses - $5000

All other living expenses are covered by my wife's salary and are not included in my monthly budget. My current monthly revenue can already pay for this Prosper loan without any issues. I am just looking for an additional bump in my monthly advertising. This addition would allow me to finally add a employee to my company, which is good where I live. Thanks for the consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421254
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	11.99%	Starting borrower rate/APR:	12.99% / 15.13%	Starting monthly payment:	$673.78

Auction yield range:	3.23% - 11.99%	Estimated loss impact:	1.52%
Lender servicing fee:	1.00%	Estimated return:	10.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Nov-1974	Debt/Income ratio:	15%
Credit score:	860-880 (Aug-2009)	Current / open credit lines:	15 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	17y 0m
Amount delinquent:	$0	Revolving credit balance:	$312	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	stump	Borrower's state:	Idaho	Borrower's group:	Small Business & Self Employed
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	29 ( 100% )	860-880 (Latest)
Principal borrowed:	$8,500.00	< mo. late:	0 ( 0% )	780-800 (Oct-2007) 800-820 (Feb-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	29
Description
Financing POS System
Successful Restaurant in?Business 5+ Years?

This loan will be used pay for a Point of Sale System.? Our business is holding its own during this recession, even growing slightly after a 27% increase last year.? We paid for the POS system with our working line of credit, but want some freeboard in case of unforseen?problems.? My wife has retired from teaching and is now spending more time in the business.?

Our credit history has been impeccable since we were married in 1974.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421258
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	17.50%	Starting borrower rate/APR:	18.50% / 20.72%	Starting monthly payment:	$309.43

Auction yield range:	17.23% - 17.50%	Estimated loss impact:	25.97%
Lender servicing fee:	1.00%	Estimated return:	-8.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Feb-2007	Debt/Income ratio:	14%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	10	Length of status:	2y 7m
Amount delinquent:	$0	Revolving credit balance:	$1,887	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	42%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	6
Screen name:	power-mountain	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Teacher Needs to Fix Home
Purpose of loan:I need to update my new house (as of Aug. 20 ?09) to get a decent rental rate. If fixed, this house will generate a positive cash flow.

My financial situation: I am rated HR by Prosper because I am a new permanent resident and has just started building my credit almost 3 years ago. Prior to migrating to the US, I had a successful private school for special needs abroad but have relocated in the US to be with my hubby. I am a credentialed Education Specialist and currently working on my M.A. and expect to finish next year. I will also go up the max of our pay scale for this year because of the units I have taken and years of experience. I have a stable income. I am an excellent candidate for this loan because I take care of my obligations on time. Again, I have a high risk rating because my credit is new but I have never missed a payment.Monthly Income: $5275 plus rental units
Monthly Expenses: $3875
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421260
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Aug-1993	Debt/Income ratio:	11%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	1 / 1	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	1y 4m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	6	Homeownership:	No
Inquiries last 6m:	0
Screen name:	keiradylanlukas	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	15 ( 100% )	660-680 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	660-680 (Jul-2009) 660-680 (Apr-2008)
Principal balance:	$3,866.85	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Pay off Property Taxes-Plesae Help
Purpose of loan: Third and Final Attempt
This loan will be used to pay off my 2009 Property taxes

My financial situation: Please believe in me again!
About 16 Months ago the wonderful people of Prosper took faith in me and approved my loan which helped me pay my Property Taxes. Well it's that horrible tax?time again and I once again am looking for the support of the Prosper lenders. As you can see by my Prosper payment status, I have never missed my Prosper payment. I have a steady job with a good company. My wife and I make all of our monthly payments on time and are very responsible individuals
Monthly net income: $ 7000.00? (My wife's and My income combined)

Monthly expenses: $ 5700.00
??Housing: $ 2000.00
??Insurance: $ 300.00
??Car expenses: $ 1000.00
??Utilities: $ 200.00
??Phone, cable, internet: $ 225.00
??Food, entertainment: $ 500.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $?500.00
??Other expenses: $ 600.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421264
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$24,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$1,085.66

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	May-2000	Debt/Income ratio:	27%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	22	Length of status:	8y 4m
Amount delinquent:	$16,402	Revolving credit balance:	$6,863	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	63%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	8	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	jsaks	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need to pre-purchase inventory.
Purpose of loan:
This loan will be used to pre-purchase inventory for my shop, so that I can get better pricing.

My financial situation: Decent
I am a good candidate for this loan because there is almost no risk

Monthly net income: $6000

Monthly expenses:212 $
??Housing:1000 $
??Insurance:126 $
??Car expenses:254 $
??Utilities:134 $
??Phone, cable, internet:99 $
??Food, entertainment:150 $
??Clothing, household expenses: 470$
??Credit cards and other loans: $ 543
??Other expenses: 434 $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421278
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.43%	Starting borrower rate/APR:	27.43% / 29.77%	Starting monthly payment:	$164.23

Auction yield range:	11.23% - 26.43%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Mar-1994	Debt/Income ratio:	68%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	17 / 17	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	33	Length of status:	5y 10m
Amount delinquent:	$0	Revolving credit balance:	$54,343	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	90%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	economy-duckling	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?
Pay off my credit cards and medical bills.
My financial situation:
I am a good candidate for this loan because?
I have two full time jobs and my income totals $68,500.? My Wife's annual income is $35,000
Monthly net income: $
$8,625 for me and my wife
Monthly expenses: $
??Housing: $1500
??Insurance: $ 300
??Car expenses: $ 1000
??Utilities: $ 300
??Phone, cable, internet: $ 200
??Food, entertainment: $?750
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 1400
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421282
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,840.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	29.18%	Starting borrower rate/APR:	30.18% / 32.56%	Starting monthly payment:	$78.29

Auction yield range:	11.23% - 29.18%	Estimated loss impact:	10.73%
Lender servicing fee:	1.00%	Estimated return:	18.45%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Apr-1963	Debt/Income ratio:	124%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	12 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	39	Length of status:	19y 1m
Amount delinquent:	$0	Revolving credit balance:	$28,646	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	82%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	kindness-keeper	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Helping Grandaughter With College
Purpose of loan:
This loan will be used to help my grandaughter with some college expenses.

My financial situation:
I am a good candidate for this loan because I have never been late or had any delinquent payments.? I have a?solid credit history and I take my finances seriously.? In addition, I have had a good solid job as a registered nurse and I also currently ?teach classes to certify LPN's.? I have been in my home for the past 40 years, and I own my home free and clear of any mortgage.? I live out in the country on our family farm, and I also own several thousand acres of farmland.?

I would like to take a loan out with Prosper to help my oldest grandaughter with her college expenses.? She is the first grandaughter to attend college, and I am very proud of her as she has worked very hard.? She would like to become a physical therapist, and she is needing some assistance with some extra expenses with school, ie., books, room and board, etc.?

Thank you Prosper for helping me help my grandaughter.?

Monthly net income: $ 2800

Monthly expenses: $ 1170
??Housing: $ 0? No?Mortgage?Payment
??Insurance: $ 40
??Car expenses: $200
??Utilities: $?55
??Phone, cable, internet: $ 25
??Food, entertainment: $ 100
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 650
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421288
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	17.23%	Starting borrower rate/APR:	18.23% / 20.44%	Starting monthly payment:	$72.54

Auction yield range:	17.23% - 17.23%	Estimated loss impact:	25.95%
Lender servicing fee:	1.00%	Estimated return:	-8.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Feb-2005	Debt/Income ratio:	33%
Credit score:	600-620 (Jul-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	9	Length of status:	3y 3m
Amount delinquent:	$0	Revolving credit balance:	$7,211	Occupation:	Postal Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	sillygoat	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 100% )	600-620 (Latest)
Principal borrowed:	$2,500.00	< mo. late:	0 ( 0% )	600-620 (Jun-2008)
Principal balance:	$1,724.12	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
2nd prosper loan! pay credit cards
Purpose of loan:
This loan will be used to pay off my credit cards at a lower interest rate. The credit cards were used to pay for school books. This loan will help lower the interest rate and help me to finally get it out of the way.

My financial situation:
I am a good candidate for this loan because this is my second Prosper loan and I have never missed a payment. I always make sure that all my payments are made and are on time. This will help me reduce the interest from my high interest credit cards that seem to never go down in balance.

I have approximately $800 left to spend after all my bills and other expenses are paid off,
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421300
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.28%	Starting borrower rate/APR:	31.28% / 33.68%	Starting monthly payment:	$345.25

Auction yield range:	11.23% - 30.28%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Mar-1989	Debt/Income ratio:	15%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	22	Length of status:	15y 2m
Amount delinquent:	$0	Revolving credit balance:	$9,101	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	81%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	currency-fighter2	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help Me Keep More of What I Earn
Purpose of loan:
This loan will be used to consolidate my high interest rate credit cards. Using Excel I have calculated that paying off Discover and GE Money (total $7300 at 30% + interest) and having a fixed monthly payment, I can clear much of my overall debt load within a year. That would be amazing.
Over the past 2 years I have been getting much more organized, tracking expenses and trying to pay bills on time. But some months there is just too much debt vs income. The only way around this is to reduce debt. A lower interest rate would be a big step.

I am also responsible for my wife's accumulated debts, as she is not able to work for medical reasons. I have been working her credit cards down and should pay those off in the same year or two as my own debts. But obviously these obligations take money away from my own obligations and from the ability to save. We believe that a husband and wife are a team, and as such, we help each other.?

My financial situation:
I have a stable job with a good salary. Own my car, a 2004 Saturn, and working on a mortgage. The mortgage has an ARM - luckily with the financial crisis the ARM dropped by $100/month during the current 6 month period, so that helps. I have been unable to refinance into a lower interest rate due to a combination of my credit score and lack of a down payment on a refinance. I was days away from refinancing with an FHA loan, at a fixed 5% rate, which would have saved me $500 per month and allowed me to get out of debt pretty quickly. But at the last minute, we learned of a pending litigation against my condo association, disqualifying me from FHA financing. This lawsuit is still unsettled 10 months later with no signs of resolution any time soon. As a result, my debts, while being reduced gradually, are still at high interest rates.

Monthly net income: $ 4100

Monthly expenses: $
??Housing: $ 1695
??Insurance: $ 180
??Car expenses: $ 80 (gas)
??Utilities: $ 250
??Phone, cable, internet: $ 350
??Food, entertainment: $ 500
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 900
??Other expenses: $ 450
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421308
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	28.43%	Starting borrower rate/APR:	29.43% / 31.80%	Starting monthly payment:	$231.77

Auction yield range:	11.23% - 28.43%	Estimated loss impact:	10.71%
Lender servicing fee:	1.00%	Estimated return:	17.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Apr-1985	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	10 / 10	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	17	Length of status:	17y 0m
Amount delinquent:	$0	Revolving credit balance:	$16,965	Occupation:	Landscaping
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	59%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	mountains59	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	680-700 (Latest)
Principal borrowed:	$18,000.00	< mo. late:	0 ( 0% )	720-740 (Nov-2007)
Principal balance:	$8,947.47	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
0 late pays-expand business
Purpose of loan:
This loan will be used to help purchase second piece of rental equipment.

My financial situation:
I am a good candidate for this loan because I expect steady income growth during coming year. I offer low cost tractor rentals, and the economic slowdown is increasing demand for discount services. I have increased advertising this year and expect business to increase further as the economy improves.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421314
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Feb-2000	Debt/Income ratio:	22%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	6 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	9y 3m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	luminous-credit4	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off smaller bills
Purpose of loan:
This loan will be used to? Pay off one credit card bill for myself and pay off one credit card bill for my husband.? I also need this loan in order to remain in good standing with my current obligations.

My financial situation:
I am a good candidate for this loan because? I have a fair credit rating and I will re-pay the loan on time every month.? Because I am a Police Officer at the rank of Corporal?I do take my obligations very seriously.? I really need this loan right now in order to remain "on-track" with all of my current obligations.

Monthly net income: $ 2080.00

Monthly expenses: $
??Housing: $ 850.00
??Insurance: $ 75.00
??Car expenses: $?100.00
??Utilities: $?60.00
??Phone, cable, internet: $ 100.00
??Food, entertainment: $?80.00
??Clothing, household expenses $ 40.00
??Credit cards and other loans: $ 500.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421330
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$904.72

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Dec-1991	Debt/Income ratio:	22%
Credit score:	740-760 (Aug-2009)	Current / open credit lines:	5 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	12	Length of status:	4y 5m
Amount delinquent:	$0	Revolving credit balance:	$4,554	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	24%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	hard-working-funds	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Finishing our house
Purpose of loan:
This loan will be used to finish the interior of my new house.? I am building a house on my existing property.? I am currently living in a mobile home on 12 acres.? I have been financing the building of the house out of pocket for the past year.? Now that I have the home near completion I would like to finish it so that my family can move in before Christmas.?
My financial situation:
I am a good candidate for this loan because we are a family that stays away from debt.? We own all of our vehicles and we keep our mortgage debt low.? With this loan we will finish our house that has been appraised (in April 09) at $235,000.? We currently owe $140,000 and will refinance it for no more that $180,000 when it is finished. We would rather pay off the prosper in three years than add another $20,000 to our mortgage.
We do not consider our house a bank account to be tapped into.?

Income:
Myself:? 1,700.00? net
Spouse: 2,000.00? net
Total:???? 3,700.00

Bills: ??? 1,030 ? ?? mortgage
???? ???? ??? 500 ????? food
???? ???? ??? 300 ????? utilities
???? ???? ??? 210 ????? gasoline
???? ???? ??? 200 ????? credit cards? (this is minimum payment...we always pay more)
Total ??? 2240 ?
If you have any questions about what the money will specifically be used for in the finishing process ask in the questions area and I will be happy to answer.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421354
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 20.21%	Starting monthly payment:	$108.46

Auction yield range:	8.23% - 17.00%	Estimated loss impact:	6.89%
Lender servicing fee:	1.00%	Estimated return:	10.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Dec-2002	Debt/Income ratio:	35%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	17	Length of status:	7y 11m
Amount delinquent:	$0	Revolving credit balance:	$22,004	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	94%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	liberty-rider	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off the the balances of high interest credit cards.? I was on deployment while my ex-wife and I were going through a divorce.? While I was away she almost maxed out all of our credit.? The divorce is complete now and I am trying to re-establish the good credit I once had.

My financial situation:
I am a good candidate for this loan because I have a very stable income and very good?financial habits.? I have served?in the?United States Navy for almost eight years and will be staying?in until I retire.? Until this most recent financial set back, I have always had good credit.? My take home pay is $4000 a month and i will be recieving a pay increase next month.?

Monthly net income: $ 4,000
Monthly expenses: $?2765??
Housing: $ 650.00??
Insurance: $?78.00?
Car expenses: $?250??
Utilities: $?Includedi n rent??
Phone, cable, internet: $ Included in rent?
Food, entertainment: $600.00??
Clothing, household expenses $ 200.00??
Credit cards and other loans: $ 687.00??
Other expenses: $ 300.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421448
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	33.50%	Starting borrower rate/APR:	34.50% / 36.95%	Starting monthly payment:	$112.38

Auction yield range:	11.23% - 33.50%	Estimated loss impact:	10.85%
Lender servicing fee:	1.00%	Estimated return:	22.65%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1990	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	6 / 6	Employment status:	Self-employed
Now delinquent:	1	Total credit lines:	23	Length of status:	2y 3m
Amount delinquent:	$0	Revolving credit balance:	$2,886	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	52%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	4	Homeownership:	No
Inquiries last 6m:	0
Screen name:	MacFabian	Borrower's state:	Washington	Borrower's group:	Small Business & Self Employed
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	11 ( 100% )	660-680 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	540-560 (Jun-2008) 620-640 (Jul-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
License Fee: Non-Medical Home-Care
Purpose of loan:
This loan will be used to? Pay for a non-medical homecare licensing fee. I franchised my housekeeping company in October 2008, and I would like to add non-medical homecare to our menu of services.

My financial situation:
I am a good candidate for this loan because?

I have had a Prosper loan in the past; it is now paid in full with no late payments. I will have no problem making the minimum monthly payments (even at the highest interest rate possible) of $112.38. I do plan on paying off this loan early, but I will allow it to run for no less than 1 to 1.5 years so that all the lenders can make a profit.??

My credit score is low because I filed a Chapter 7 bankruptcy 2 years ago. All the delinquencies on my credit report were discharged in this bankruptcy. I asked the bureaus to remove them, but they have yet to do so.?

I am capable of saving up the $2500 within about 4 months; however, taking out loans on Prosper has helped me to rebuild my credit score after?my bankruptcy

Monthly net income: between $4000 and $4500

Monthly expenses: $
??Housing: $ 1100
? (Prosper says I am not a homeowner: I have owned my home for 6 years. It is in my wife?s name; I am not on the mortgage, but Washington is a? community property state).??
? Insurance: $ 250
??Car expenses: $ 200 (fuel and maintenance only; my wife and I own our vehicles outright)??
? Utilities: $ 170
??Phone, cable, internet: $ 130
??Food, entertainment: $ 700
??Clothing, household expenses $ 250?
??Credit cards and other loans: $ 330
??Other expenses: $ 350
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421472
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Apr-1992	Debt/Income ratio:	13%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	16 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	47	Length of status:	1y 1m
Amount delinquent:	$0	Revolving credit balance:	$9,634	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	102%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	48	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	mrbristle	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My Bailout II
Purpose of loan:
This loan will be used to? Pay off?credit cards and?car repairs.

My financial situation:

I am a good candidate for this loan because? Since my last listing, the good news is that I just got a promotion at work with a modest salary increase that will help me achieve my goal of reducing and eventually eliminating my credit card debt that I am currently carrying but still need a little help in getting me over the hump. I know that my listing shows a large number of delinquencies. I am not going to deny that. They were caused by my not being employed from 2002 to mid 2004.? I eventually did something that I am not particularly proud of. I filed bankruptcy midway through 2003 and it was discharged in early 2004. All the delinquent accounts happened prior to the bankruptcy. Prior to the forced early retirement and eventual bankruptcy, my credit was good.? Since that time I have been able to obtain several credit accounts as well as a conventional mortgage with a decent fixed rate. I have been very responsible with my new credit and have not missed any payments or been late with any. It?s amazing what a steady job does for one. My only flaw is that I have pretty much maxed out the credit cards. This recent promotion and salary increase will alleviate the urge to use credit cards going forward. I have a secure job with the U.S. government and am in no danger of getting laid off. In addition to my employment, I am also collecting a monthly pension check from my previous employer of 28 years.? I don?t know what it takes to get my request funded within this forum but I am hoping that there are some savvy investors out there that can see that this is a win-win situation for both of us and will take the chance and help.? If it would help, ?I have made a?spreadsheet which lists my income sources and expenses which I will gladly provide if requested.? Please feel free to ask any questions. I have nothing to hide.

Monthly net income: $ 6250

Monthly expenses: $?2750
??Housing: $ 1619
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 150.00
??Phone, cable, internet: $ 200.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 150.00
??Credit cards and other loans: $ 381.00
??Other expenses: $ 100.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421484
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Dec-1991	Debt/Income ratio:	11%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	5 / 4	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	29	Length of status:	6y 6m
Amount delinquent:	$4,640	Revolving credit balance:	$1,685	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	96%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	18	Homeownership:	No
Inquiries last 6m:	3
Screen name:	jakdwak	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	15 ( 100% )	660-680 (Latest)
Principal borrowed:	$2,551.00	< mo. late:	0 ( 0% )	660-680 (Jul-2009) 560-580 (Aug-2007) 560-580 (Jul-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Pay Off Credit Cards - Score +100!
Purpose of loan:
To pay off an old American Express account and a high interest credit card. This is my second prosper loan, first paid off, never late. Look at my credit score, I've been cleaning up my act and it shows in my score. Thanks for bidding!

My financial situation:
I have a full time job with a stable company and can work extra hours when extra cash is needed

Monthly net income: $ 2800

Monthly expenses: $
??Housing: $ 550
??Insurance: $ 20
??Car expenses: $ 40
??Utilities: $ 50
??Phone, cable, internet: $ 45
??Food, entertainment: $ 250
??Clothing, household expenses $ 75
??Credit cards and other loans: $ 200
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421502
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.23%	Starting borrower rate/APR:	18.23% / 20.44%	Starting monthly payment:	$544.02

Auction yield range:	17.23% - 17.23%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Feb-1989	Debt/Income ratio:	56%
Credit score:	680-700 (Aug-2009)	Current / open credit lines:	12 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	2y 2m
Amount delinquent:	$0	Revolving credit balance:	$10,462	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	27%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	17	Homeownership:	No
Inquiries last 6m:	1
Screen name:	tiggrlvr82	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 100% )	680-700 (Latest)
Principal borrowed:	$16,000.00	< mo. late:	0 ( 0% )	680-700 (Jan-2008) 600-620 (Sep-2007)
Principal balance:	$9,767.18	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
refinance current loan never late
Purpose of loan:
This loan will be used to?Refinance the current loan i have with prosper at a lower interest rate.

My financial situation:
I am a good candidate for this loan because? I have a loan now through prosper that i used to consolodate my debt and have never been late on any payments for anything.? I even purchased a car in the last year and have never been late i always pay on time plus i have the money and luxury to because my boyfriend has a good job and pays half the bills.

Monthly net income: $ my monthly net income is 2100 with my boyfriend add another 3200 so 4300

Monthly expenses: $ 1831
??Housing: $ 250
??Insurance: $ 102
??Car expenses: $ 350
??Utilities: $ 60
??Phone, cable, internet: $ 44
??Food, entertainment: $ 150
??Clothing, household expenses $ 75
??Credit cards and other loans: $ 800
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421568
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24

Auction yield range:	14.23% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1991	Debt/Income ratio:	3%
Credit score:	620-640 (Aug-2009)	Current / open credit lines:	6 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	2y 7m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Laborer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	4	Homeownership:	No
Inquiries last 6m:	1
Screen name:	Dreamer28	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	1 ( 25% )	620-640 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	1 ( 25% )	620-640 (May-2008)
Principal balance:	$0.00	1+ mo. late:	2 ( 50% )
Total payments billed:	4
Description
Paying for books and tuition
Purpose of loan:
This loan will be used to? Pay for my books and part of my tuition

My financial situation:
I am a good candidate for this loan because?as of 2008 I am completely out of debt. Money is kind of tight at this moment because I have tuition payments, books to purchase and I am also in need of some car repairs.

Monthly net income: $ 1700

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $ 120
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $200
Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421574
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	35.00%	Starting borrower rate/APR:	36.00% / 39.48%	Starting monthly payment:	$185.50

Auction yield range:	17.23% - 35.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Jan-1999	Debt/Income ratio:	Not calculated
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	1y 1m
Amount delinquent:	$0	Revolving credit balance:	$3,875	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	52%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	8
Screen name:	bazaar-triumph	Borrower's state:	Wyoming	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Rose
Purpose of loan:
This loan will be used to help my girlfriend relocate to the United States.

My financial situation:
I am a good candidate for this loan because I have never paid a bill late or failed to pay a bill.

Monthly net income: $ 1750

Monthly expenses: $
??Housing: $ 685
??Insurance: $ 50
??Car expenses: $ 135
??Utilities: $ 50
??Phone, cable, internet: $?70
??Food, entertainment: $ 40
??Clothing, household expenses $0?
??Credit cards and other loans: $ 120
??Other expenses: $ 136
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421580
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 23.25%	Starting monthly payment:	$282.56

Auction yield range:	17.23% - 20.00%	Estimated loss impact:	26.13%
Lender servicing fee:	1.00%	Estimated return:	-6.13%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Aug-1982	Debt/Income ratio:	32%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	19 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	57	Length of status:	15y 1m
Amount delinquent:	$0	Revolving credit balance:	$32,527	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	77%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	29
Screen name:	madgreek1	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off my credit cards
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $ 10000

Monthly expenses: $
??Housing: $ 3600
??Insurance: $ 381
??Car expenses: $ 827
??Utilities: $ 250
??Phone, cable, internet: $ 129
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421592
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.28%	Starting borrower rate/APR:	31.28% / 33.68%	Starting monthly payment:	$302.09

Auction yield range:	11.23% - 30.28%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Aug-1997	Debt/Income ratio:	21%
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	6y 1m
Amount delinquent:	$0	Revolving credit balance:	$6,738	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	79%	Stated income:	$100,000+
Delinquencies in last 7y:	8	Homeownership:	No
Inquiries last 6m:	0
Screen name:	mjh264us	Borrower's state:	Illinois	Borrower's group:	BuildingTree
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	660-680 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	660-680 (Jul-2009) 700-720 (Mar-2008) 720-740 (Oct-2007) 660-680 (Mar-2007)
Principal balance:	$2,439.96	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
Paying off High Interest Credit
Hello,
Hello, Please consider my request for a $7,000.00 loan to pay off a high interest credit card. This was transferred from Bank of America to Barclays and I want to pay it off at a lower interest rate . The interest rate is over 29.99% Thank you for your consideration. As you can see by my previous listing, I have never missed a payment.
Assessment $153.53
ComEd $45.38
Comcast $174.84
Care Credit $135.00
State Farm Insurance $115.00
Student Loan? $244.22
Student Loan? $151.53
Peoples Gas $62.35
Credit Card Visa $2000.00
Car Payment $482.52
Cingular Wireless $150.00
Mortgage $1,805.95
--------------------------------------------
Income $9,300.00 (My income? + Wife who is a teacher)
Expenses $ 7270.00

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421598
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,800.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$307.61

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jan-1995	Debt/Income ratio:	30%
Credit score:	640-660 (Aug-2009)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	16y 4m
Amount delinquent:	$0	Revolving credit balance:	$5,799	Occupation:	Clerical
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	93%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	flrw501	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off my credit cards
Purpose of loan:
This loan will be used to?
pay of debt
My financial situation:
I am a good candidate for this loan because?
i make payments on time
Monthly net income: $ 2500

Monthly expenses: $
??Housing: $ 1050
??Insurance: $ 50
??Car expenses: $ 350
??Utilities: $ 200
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $ 700
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 421604
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,700.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	19.0%

Starting lender yield:	21.00%	Starting borrower rate/APR:	22.00% / 24.26%	Starting monthly payment:	$103.11

Auction yield range:	17.23% - 21.00%	Estimated loss impact:	20.19%
Lender servicing fee:	1.00%	Estimated return:	0.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Mar-2006	Debt/Income ratio:	Not calculated
Credit score:	620-640 (Aug-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	6	Length of status:	0y 6m
Amount delinquent:	$0	Revolving credit balance:	$1,822	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	100%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	Joshuas	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	21 ( 100% )	620-640 (Latest)
Principal borrowed:	$2,500.00	< mo. late:	0 ( 0% )	600-620 (Oct-2007)
Principal balance:	$1,179.01	1+ mo. late:	0 ( 0% )
Total payments billed:	21
Description
Need to consolidate
Purpose of loan:
I need to consolidate my credit cards. I have some cards with high rates and would also like to make one monthly payment.
I currently have 3 cards with rates as follows 19,21,25 with a majority of the charges on the 25% card.

My financial situation:
I am a great candidate? for this because i? have a full time job and not a lot of expenses. I have had a prosper loan before and was never late or missed a payment. I recently got a big increase in the amount I make. I am looking to get rid of paying all the interest to the credit card companies and all of their extra fees( i.e. $15 online payment fee.)

Monthly net income: $3300

Monthly expenses: $
??Housing: $ 500
??Insurance: $ 200
??Car expenses: $ 300
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $ 200
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 200 (this loan would eliminate this)
??Other expenses: $ 0
Information in the Description is not verified.